                                                                   EXHIBIT 10.16


                             [TELEMUNDO LETTERHEAD]

January 21, 1999

Mr. Richard Whelan
quepasa.com

Dear Richard:

The following confirms the agreement between quepasa.com and the Telemundo
Network:

MEDIA:
Total Investment: $738,800 (net)
TH A18-49 IMPs: 53,118
CPM: $13.91

SPONSORSHIPS:
Product Integration:
        Cinemundo Premier:
        Production of one: 20 product integration pitch to air lx per week for 26 weeks
        o Production materials due: Thursday, February 4, 1999 (:20 copy points)
        o   Taping: Thursday, February 11, 1999 (on air Sunday, March 7, 1999)

MONEY WIRE INFORMATION
Dollar commitment to be wire transferred to:
First Union BK
Acct# 2090002375767
4695 Aviation Parkway
Atlanta, GA 30349
ABA# 067006432

CANCELLATION OPTION:
Schedule is non-cancelable

This is a very exciting time at Telemundo and we are committed to delivering the Hispanic market audience to quepasa.com. We thank you for your business and we look forward to strengthening our partnership in the years ahead.


Confirmed and approved by:

/s/ MAUREEN ALLEGRO           /s/ JEFFREY PETERSON      /s/ MICHAEL HUBERT
------------------------      ----------------------    -----------------------
Maureen Allegro               Jeffrey Peterson          Michael Hubert
Telemundo Network Group       quepasa.com               quepasa.com


PC:  Alan Sokol
     Steve Levin
     Sylvia Reed

                          TELEMUNDO NETWORK/QUEPASA.COM
                              1999 MEDIA AGREEMENT

                                                           EST        EST      TOTAL      TOTAL
                                                          A18-49     A18-49    A18-49     A18-49   A18-49   TOTAL
DAY       TIME              PROGRAM               FRQ      RTG        000'S     GRPS      000'S     CPM     COST
---       ----              -------               ---      ---        -----     ----      -----     ---     ----
SUN       8-10P           Cinemundo Premier        52      2.9        374      150.8     19,448
-----------------------------------------------------------------------------------------------
SUN       8-10p           :20 Product Pitch        26      2.9        374       75.4      9,724
-----------------------------------------------------------------------------------------------
M-F        5-6P           Ocurrio Asi              52      2.2        320      114.4     16,640
-----------------------------------------------------------------------------------------------
MON        7-8P           Discovery                26      2.0        281       52.0      7,306
-----------------------------------------------------------------------------------------------


-----------------------------------------------------                       ----------------------------------------------
       26 WEEK TOTALS                             156                          392.6     53,118    $13.91   $738,800 (NET)
-----------------------------------------------------                       ----------------------------------------------




                                        26 CONSECUTIVE WEEKS:
                                        ---------------------
Source: NHTI, Q1-Q4'99AVG EST, TA18-49      3/1/99-8/29/99      REVISED: 1/25/99